UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Heartland Payment Systems, Inc. (Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	22-3755714 (I.R.S. Employer Identification No.)

47 Hulfish Street, Suite 400, Princeton, New Jersey (Address of principal executive offices)	08542 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be registered	each class is to be registered
Common Shares, $0.001 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-118073

Securities to be registered pursuant to Section 12(g) of the Act:

None

 (Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the common stock, par value $0.001 per share (“Common Stock”), of Heartland Payment Systems, Inc. (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the caption “Description of Capital Stock” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-118073), originally filed with the Securities and Exchange Commission on August 10, 2004, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description

3.1

Form of Amended and Restated Certificate of Incorporation of Heartland Payments Systems, Inc. to be in effect upon closing of the offering (incorporated by reference to Exhibit 3.3 in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-118073)).

3.2

Form of Amended and Restated Bylaws of Heartland Payment Systems, Inc. to be in effect upon closing of the offering (incorporated by reference to Exhibit 3.4 in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-118073)).

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-118073)).

4.2	Registration Rights Agreement dated August 2, 2005

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Heartland Payment Systems, Inc.

Date: August 4, 2005	By:	/s/ Robert H.B. Baldwin, Jr.
Name: Robert H.B. Baldwin, Jr.
Title: Chief Financial Officer

Exhibit Index to Form 8-A

Exhibit Number	Description

3.1

Form of Amended and Restated Certificate of Incorporation of Heartland Payments Systems, Inc. to be in effect upon closing of the offering (incorporated by reference to Exhibit 3.3 in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-118073)).

3.2

Form of Amended and Restated Bylaws of Heartland Payment Systems, Inc. to be in effect upon closing of the offering (incorporated by reference to Exhibit 3.4 in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-118073)).

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-118073)).

4.2	Registration Rights Agreement dated August 2, 2005